UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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BARINGTON/HILCO ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

January 31, 2017

BARINGTON/HILCO ACQUISITION CORP. ANNOUNCES INTENTION TO

ADJOURN SPECIAL MEETING OF STOCKHOLDERS TO APPROVE EXTENSION

PROPOSAL AND RE-ELECT DIRECTORS TO THE BOARD

Sponsors Intend to Make an Additional Contribution to Trust Account Upon Approval of Extension at Special Meeting

New York, NY, January 31, 2017 – Barington/Hilco Acquisition Corp. (Nasdaq: BHAC), a blank check acquisition company (the “Company”), announced today that it intends to adjourn, without conducting any business, the special meeting of stockholders (the “Special Meeting”) scheduled to occur at 10:00 a.m., Eastern time, on February 6, 2017 and reconvene at 10:00 a.m., Eastern time, on February 10, 2017, to vote on the proposals described in the proxy statement filed by the Company with the Securities and Exchange Commission (“SEC”) on January 26, 2017. The special meeting will still be held at the offices of Kramer Levin Naftalis & Frankel LLP, located at 1177 Avenue of the Americas, New York, New York 10036.

The purpose of the Special Meeting is to permit stockholders to vote upon proposals to extend the time available for the Company to consummate a business combination from February 11, 2017 to August 11, 2017 (the “Extension”) and to re-elect the Company’s directors. Stockholders will also be asked to vote on certain routine matters.

In connection with the Extension, the Company’s sponsors have agreed to contribute to the Company as a loan (the “Contribution”) $0.025 for each public share that is not converted in connection with the stockholder vote to approve the Extension, for each 30-day period, or portion thereof, that is needed by the Company to complete a business combination. If the Extension is approved, upon receipt of the Contribution the Company will deposit such funds into its trust account. This will increase the pro rata portion of the funds available in the trust account in the event of the consummation of a business combination or a liquidation from approximately $10.23 per share to approximately $10.38 per share, assuming the Company takes the full time through August 11, 2017 to complete a business combination. The Contribution will not be made if the Extension is not approved and implemented.

In connection with the adjournment of the Special Meeting, the Company is extending the deadline for holders of the Company’s common stock to exercise their right to redeem their shares for their pro rata portion of the funds available in the Company’s trust account in connection with the vote to approve the Extension, or to withdraw any previously delivered demand for redemption, to 5:00 p.m., Eastern time, on February 8, 2017 (two business days before the special meeting).

Stockholders of record as of January 26, 2017 shall be entitled to vote at the Special Meeting. Proxy materials were filed with the SEC on January 26, 2017 and will be mailed to stockholders on or about such date.

If stockholders have any questions or need assistance in connection with the Special Meeting, please contact the Company’s proxy solicitor, Advantage Proxy, Inc., toll free, at (877) 870-8565 or ksmith@advantageproxy.com.

Additional Information About the Proxy Statement Proposals and Where to Find It

This press release does not contain all the information that should be considered concerning the Special Meeting. Stockholders are urged to read the proxy statement in connection with the Special Meeting carefully because it contains important information. The Company's SEC filings, including the proxy statement, can be obtained without charge on the SEC's website at www.sec.gov or by contacting the Company’s proxy solicitor, Advantage Proxy, Inc., toll free, at (877) 870-8565 or ksmith@advantageproxy.com.

The Company and its directors and executive officers may be deemed to be participants in a solicitation of proxies for the Special Meeting. Information regarding the Company's directors and executive officers is available in its Form 10-K for the year ended December 31, 2015 filed with the SEC. No person other than the Company has been authorized to give any information or to make any representations on behalf of the Company in connection with the proposals in the proxy statement, and if given or made, such other information or representations must not be relied upon as having been made or authorized by the Company.

About Barington/Hilco Acquisition Corp.

Barington/Hilco Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination.

Forward-Looking Statements

This press release includes “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect the Company's management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company's prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.